UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2019

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On March 18, 2019, Tejon Ranch Co. (“Company”) dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm, effective that date. This dismissal was approved by the Audit Committee of the Board of Directors (the “Audit Committee”).

The reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 18, 2019 there were no disagreements with E&Y, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements, nor were there any reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The Company has provided a copy of the disclosures it is making in this Item 4.01(a) of this Current Report on Form 8-K and requested that E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. A copy of E&Ys letter dated March 19, 2019 is filed as Exhibit No. 99.1 hereto.

(b) Engagement of New Independent Registered Accounting Firm

The Audit Committee conducted a comprehensive and competitive process to determine the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year. As a result of this process, on March 18, 2019, the Company engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2019. This engagement was approved by the Audit Committee. Additionally, although ratification is not required by our certificate of incorporation, bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice at the Company’s annual stockholders meeting, which will be held on May 15, 2019. In the event that stockholders do not ratify the appointment of Deloitte, the appointment may be reconsidered by the Audit Committee and the Board.

During the fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through March 18, 2019, neither the Company nor anyone on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter dated March 19, 2019 from E&Y to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2019	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Operating Officer

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